UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 23, 2020

AMERICAN NATIONAL INSURANCE CO

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, Par Value $1.00	ANAT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 23, 2020, the Board of Directors of the Company approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”) to add a “Diversity and Inclusion” section. The Code applies to all of the Company’s officers, directors and employees. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Code, as amended and restated, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.

Amending the Code did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05) of the previous Code. The Code, as amended and restated, will be posted as soon as practicable in the Investor Relations section of the Company’s website, www.americannational.com, under Corporate Governance.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 23, 2020 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the individuals below as Directors of the Company, to serve until the next Annual Meeting of Stockholders, with the results of the vote as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Ansell	24,575,263	129,876	10,507	418,246
Arthur O. Dummer	23,879,697	824,419	11,530	418,246
Irwin M. Herz, Jr.	24,412,763	292,373	10,510	418,246
E. Douglas McLeod	24,582,085	123,052	10,509	418,246
Frances A. Moody-Dahlberg	24,418,414	293,133	4,099	418,246
Ross R. Moody	24,143,901	566,442	5,303	418,246
James P. Payne	24,560,513	143,898	11,235	418,246
E. J. “Jere” Pederson	23,948,206	756,005	11,435	418,246
James E. Pozzi	24,544,670	160,467	10,509	418,246
James D. Yarbrough	23,788,639	915,772	11,235	418,246

Proposal 2. The stockholders approved and adopted the Agreement and Plan of Merger, dated as of February 11, 2020, by and among the Company, American National Group, Inc. and AN MergerCo, Inc. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
22,554,927	2,132,235	28,484	418,246

Proposal 3. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated March 23, 2020 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
24,497,651	193,740	24,254	418,246

Proposal 4. The stockholders approved, in a non-binding advisory vote, an annual frequency for future non-binding advisory votes on executive compensation. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non- Votes
23,889,022	18,175	786,511	21,437	418,246

Proposal 5. The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,102,042	26,694	5,156	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	American National Insurance Company Code of Business Conduct and Ethics, as amended and restated

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Timothy A. Walsh
Timothy A. Walsh, Executive Vice President,
CFO, Treasurer and ML and P&C Operations

Date: April 29, 2020